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                                                          EXHIBIT 99.(a)(1)(iii)

            NOTICE OF GUARANTEED DELIVERY OF SHARES OF COMMON STOCK

                           TODD SHIPYARD CORPORATION

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW
    YORK CITY TIME, ON TUESDAY, JULY 31, 2001 UNLESS THE OFFER IS EXTENDED.

     As set forth in Section 3 of the Offer to Purchase (as defined below), this form or a facsimile hereof must be used to accept the Offer (as defined below) if:

     (a) certificates for shares of $.01 par value Common Stock (the "Shares") of Todd Shipyards Corporation, a Delaware corporation (the "Company"), cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Company's Offer to Purchase dated June 28, 2001 (the "Offer to Purchase")); or

     (b) the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) cannot be completed on a timely basis; or

     (c) the Letter of Transmittal (or a facsimile thereof) and all other required documents cannot be delivered to the Depositary prior to the Expiration Date.

     This form, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                                  TO: US Bank

          By Mail:                  By Overnight Delivery:              By Hand Delivery:
          --------                  ----------------------              -----------------
   US Bank Corporate Trust          US Bank Corporate Trust          US Bank Corporate Trust
    180 East Fifth Street            180 East Fifth Street            180 East Fifth Street
     St. Paul, MN 55101               St. Paul, MN 55101                  Fourth Floor
   Attention: Specialized           Attention: Specialized             St. Paul, MN 55101
           Finance                          Finance                  Attention: Specialized
                                                                             Finance

                            Facsimile Transmission:
  (For transmission of Notice of Guaranteed Delivery by Eligible Institutions
                                     Only)
                                  651-244-1537

                             Confirm by Telephone:
                                  651-244-8161

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

     The undersigned hereby tenders to the Company at the price per Share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"), receipt of both of which is hereby acknowledged, Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

ODD LOTS

     To be completed ONLY if the Shares are being tendered by or on behalf of a person owning beneficially or of record, as of the close of business on June 28, 2001 and who continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

     [ ] was the beneficial or record owner of, as of the close of business on June 28, 2001, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered; or

     [ ] is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) thereof, Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial or record owner of, as of the close of business on June 28, 2001, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

     In addition, the undersigned is tendering Shares either (check one box):

     [ ] at the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below); or

     [ ] at the price per Share indicated below under "Price (In Dollars) Per
         Share At Which Shares Are Being Tendered."

CONDITIONAL TENDER TO AVOID PRO-RATION

     To be completed ONLY if the tender of the Shares is conditioned, in the event of oversubscription of the Offer, upon the purchase of a minimum number of shares to avoid pro-ration. CHECK ONLY ONE BOX.

     [ ] tender is conditioned upon purchase of all shares tendered.

     [ ] tender is conditioned upon purchase of not fewer than           shares
         (write in number).

     If this section is completed and the offer is over-subscribed, shares tendered pursuant hereto will be subject to selection by lot. If no box is checked, tender is not conditioned upon purchase of any minimum number of shares, if all shares owned beneficially or of record are being tendered.

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                              CHECK ONLY ONE BOX.

            IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES OF LIMITED COMMON STOCK.

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           SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER

   [ ] I want to maximize the chance of having the Company accept for purchase all the Shares I am tendering (subject to the possibility of proration). Accordingly, by checking this one box INSTEAD OF ONE OF THE PRICE BOXES BELOW, I hereby tender Shares at, and am willing to accept, the Price resulting from the Offer Process. This action could result in receiving a Price as low as $7.00 per share.

------------------------------------   OR   ------------------------------------

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

[ ]    $7.00    [ ]    $7.30    [ ]    $7.65    [ ]    $8.00
[ ]    $7.05    [ ]    $7.35    [ ]    $7.70    [ ]    $8.05
[ ]    $7.10    [ ]    $7.40    [ ]    $7.75    [ ]    $8.10
[ ]    $7.15    [ ]    $7.45    [ ]    $7.80    [ ]    $8.15
[ ]    $7.20    [ ]    $7.50    [ ]    $7.85    [ ]    $8.20
[ ]    $7.25    [ ]    $7.55    [ ]    $7.90    [ ]    $8.25
                [ ]    $7.60    [ ]    $7.95

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NON-ODD LOT HOLDERS

     To be completed only if the Shares are being tendered by or on behalf of a person owning beneficially as of record, as of the close of business on June 28, 2001, 100 or more Shares. CHECK IF APPLICABLE.

     [ ] The tender made in response to the Offer to Purchase relates to all shares owned beneficially or of record by the beneficial owner. If this form is completed by a broker, dealer, commercial bank, trust company, or other nominee, the foregoing response is made upon representations made to it by such beneficial owner(s). Unless the foregoing box is checked, in the event of over-subscription of the offer, acceptance of the tender will be by lot rather than by pro-ration.

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(Please type or print)
Certificate Nos. (if available):

------------------------------------------------------

------------------------------------------------------

Name(s)

------------------------------------------------------

Address(es)

------------------------------------------------------

Area Code(s) and Telephone Number(s)

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SIGN HERE

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Signature(s)

Dated:
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If Shares will be tendered by book-entry transfer, check one box:

[ ] The Depository Trust Company

Account Number:
---------------------------------

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                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned is a member in good standing of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each such entity, an "Eligible Institution") and represents that: (a) the above-named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (b) such tender of Shares complies with such Rule 14e-4, and guarantees that the Depositary will receive (i) certificates of the Shares tendered hereby in proper form for transfer, or (ii) confirmation that the Shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) into the Depositary's account at The Depository Trust Company together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date the Depositary receives this Notice of Guaranteed Delivery.

Authorized Signature:
------------------------------

Name:
----------------------------------------------
                                    (Please Print)

Title:
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Name of Firm:
-------------------------------------
Address:
--------------------------------------------

------------------------------------------------------
                              (Including Zip Code)

Area Code and Telephone Number:
---------------

Date:
-----------------------------------------------

DO NOT SEND CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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